Exhibit 99.1

Overseas Shipholding Group, Inc.

Overseas Shipholding Group Enters Into a Definitive Agreement to Be Acquired by Saltchuk Resources, Inc.

Purchase Price of $8.50 per Share in Cash

Transaction Valued at $950 Million

Tampa, FL and Seattle, WA, May 20, 2024 – Overseas Shipholding Group, Inc. (“OSG” or the “Company”) (NYSE: OSG), a leading provider of liquid bulk transportation services in the energy industry for crude oil and petroleum products primarily in the U.S. Flag markets, and Saltchuk Resources, Inc. (“Saltchuk”), a privately owned family of diversified freight transportation, marine service, and energy distribution companies, today announced that they have entered into a definitive merger agreement pursuant to which Saltchuk has agreed to acquire OSG in a transaction that values the Company at an aggregate equity value of approximately $653 million and a total transaction value of $950 million.

Under the terms of the agreement, which has been unanimously approved by the Board of Directors of both companies, Saltchuk will commence a tender offer to acquire all outstanding shares of OSG it does not already own for $8.50 per share in cash. The purchase price represents a 61% premium to OSG’s 30-day volume-weighted average price on January 26, 2024, the last day of trading before Saltchuk disclosed its non-binding indication of interest, as well as a 44% premium to the January 26 closing price of OSG’s shares and a 36% premium to Saltchuk’s initial indicative price of $6.25 per share.

“We are pleased to have reached an agreement that reflects our leading Jones Act business, longstanding customer relationships, and the value created by the OSG team over the past several years,” said Douglas D. Wheat, Chairman of the OSG Board of Directors. “Following Saltchuk’s indication of interest to buy the Company at the end of January, the Board of Directors, with the assistance of external financial and legal advisors, undertook a review of the Company’s financial and strategic alternatives, including remaining a publicly held company. As part of that review, the Board conducted a comprehensive process in which it engaged with Saltchuk and approached and engaged with other potential transaction counterparties. Informed by its review and that process, the Board firmly believes Saltchuk’s increased offer represents compelling value to, and is in the best interest of, our shareholders not affiliated with Saltchuk.”

“We are excited to enter into this new chapter together with Saltchuk, which has been a significant shareholder of OSG over the past several years and has a close understanding of our business,” said Sam Norton, OSG’s President and Chief Executive Officer. “Saltchuk’s operating companies have distinguished themselves in their respective segments, and this transaction partners us with an organization that shares our values and focus on customers. We are thrilled to soon join the Saltchuk family of companies.”

Mark Tabbutt, Chairman of Saltchuk Resources, said: “OSG, our nation’s leading domestic marine transporter of energy, has a strong cultural fit with Saltchuk and shares our commitment to operational safety, reliability, and environmental stewardship. On behalf of the Saltchuk organization, we look forward to welcoming more than 1,000 members of the OSG team to our family of companies and growing the enterprise through multi-generational investments.”

Following the close of the transaction, OSG will operate as a standalone business unit within Saltchuk, becoming a member of its family of diversified freight transportation, marine service, and energy distribution companies.

The closing of the tender offer will be subject to customary closing conditions, including the expiration of the Hart-Scott-Rodino Act waiting period and the tender of shares representing, together with the shares already owned by Saltchuk, at least a majority of OSG’s outstanding shares of Class A common stock, and is expected to close in the next few months. Promptly following the successful completion of the tender offer, Saltchuk will acquire all remaining OSG shares not purchased in the tender offer through a second-step merger at the same price.

The transaction is not subject to a financing condition. It will be funded through a combination of committed debt financing and cash on hand.

Evercore is acting as exclusive financial advisor to OSG and Fried, Frank, Harris, Shriver & Jacobson LLP is acting as legal advisor to OSG. K&L Gates LLP is acting as legal advisor to Saltchuk and BDT & MSD Partners is acting as Saltchuk’s financial advisor.

About Saltchuk Resources, Inc.

Saltchuk is a privately owned family of diversified freight transportation, marine service, and energy distribution companies, with consolidated annual revenue of approximately $5 billion and 7,500 employees. We believe in – and champion – the inherent value of our companies’ individual brands. The Corporate Home provides leadership and resources to our companies but not direct management of their operations. Saltchuk is a values-driven organization. We put safety first. We are reliable – we take care of our customers and conduct business with honesty and integrity. We are committed to each other, to protecting our environment, and to contributing to our communities in a work environment where anyone would be proud for their children to work. Additional information about Saltchuk, which is headquartered in Seattle, is available at www.saltchuk.com.

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded company providing liquid bulk transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG’s U.S. Flag fleet consists of Suezmax crude oil tankers, conventional and lightering ATBs, shuttle and conventional MR tankers, and non-Jones Act MR tankers that participate in the U.S. Tanker Security Program.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Cautionary Notice Regarding Forward-Looking Statements

Statements contained in this communication regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “estimates,” “expects,” “focused,” “continuing to,” “seeking,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements include those related to: the ability of the Company and Saltchuk to complete the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions to the consummation of the tender offer contemplated thereby and the other conditions set forth in the merger agreement. Because such statements deal with future events and are based on the Company’s and Saltchuk’s current expectations, they are subject to various risks and uncertainties, and actual results could differ materially from those described in or implied by the statements in this communication. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with: the timing of the tender offer and the subsequent merger; uncertainties as to how many shares of the Company will be tendered into the tender offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the tender offer and the subsequent merger may not be satisfied or waived; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement and other risks and uncertainties affecting the Company, including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2024, as amended by a filing with the SEC on March 25, 2024, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings and reports that the Company makes from time to time with the SEC. Except as may be required by law, neither the Company nor Saltchuk assumes any obligation to update these forward-looking statements, which speak only as of the date they are made, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Additional Information and Where to Find It

The tender offer for the outstanding shares of Class A common stock of the Company referenced in this communication has not yet commenced. This communication is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company or any other securities. This communication is also not a substitute for the tender offer materials that Saltchuk will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Saltchuk will file with the SEC a Tender Offer Statement on Schedule TO, and the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9.

THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), THE SOLICITATION / RECOMMENDATION STATEMENT AND ALL OTHER FILINGS MADE BY THE COMPANY AND SALTCHUK WITH THE SEC in CONNECTION WITH THE TENDER OFFER WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.

When filed, the Company’s stockholders and other investors can obtain the Tender Offer Statement, the Solicitation/Recommendation Statement and other filed documents for free at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company and Saltchuk will be available free of charge under “SEC Filings” on the Investors page of the Company’s website, www.osg.com. In addition, the Company’s stockholders may obtain free copies of the tender offer materials by contacting the information agent for the tender offer that will be named in the Offer to Purchase included in the Tender Offer Statement.

Contacts

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com